EXHIBIT 16.1

_________________________________________________________________________________________________________________________
ROBISON, HILL & CO.
A PROFESSIONAL CORPORATION

                                                                                                                                                 Certified Public Accountants
                                                                                                                                                                                                  BRENT M. DAVIES, CPA
                                                                                                                                                                                                  DAVID O. SEAL, CPA
                                                                                                                                                                                                  W. DALE WESTENSKOW, CPA
                                                                                                                                                                                                  BARRY D. LOVELESS, CPA
                                                                                                                                                                                                  STEPHEN M. HALLEY, CPA

June 19, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	eFoodSafety.com, Inc.
File No. 333-68008

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report. We have read the statements included in the Form 8-K, dated June 19, 2007, for eFoodSafety.com, Inc., to be filed with the Securities and Exchange Commission. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Respectfully submitted,

/s/ Robison, Hill & Co.

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION

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